EXHIBIT 1

                            AGREEMENT OF JOINT FILING



     Donald H. Stone and Barbara Ann Stone, husband and wife respectively, hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.






Date: November 20, 2002                              /s/ Donald H. Stone
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                                                     Donald H. Stone


Date: November 20, 2002                              /s/ Barbara Ann Stone
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                                                     Barbara Ann Stone